Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated March 18, 2022, relating to the financial statement of Calamos Global Convertible and Dynamic Income Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Experts” appearing in the Prospectus and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information, which are part of such Registration Statement.

Chicago, Illinois

March 25, 2022